UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 N. “A” Street
Bldg 2, Suite 218
Midland, TX	79705
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into Material Definitive Agreement

Debt Settlement Agreements

On September 16, 2010, Doral Energy Corp. (the “Company”) executed debt settlement agreements (the “Debt Settlement Agreements”) with War Chest Multi-Strategy Fund, LLC (“War Chest”) and Barclay Lyons, LLC (“Barclay”) to settle outstanding indebtedness of $25,000 owed to each. The amounts owed to each of War Chest and Barclay were assigned to them by W.S. Oil and Gas Limited (“W.S. Oil”) a limited partnership controlled by E. Willard Gray, II, our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary. The amounts owed to W.S. Oil were owed pursuant to the convertible note issued to W.S. Oil (the “W.S. Oil Note”) in August 2009. Under the terms of the Debt Settlement Agreements, the Company agreed to amend the conversion price of the outstanding indebtedness to $0.0125 per share. The Company is currently in default of the terms of the W.S. Oil Note with respect to the remaining amounts owed.

The above descriptions of the Debt Settlement Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Debt Settlement Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Loan and Security Agreement

On September 28, 2010, the Company entered into a loan and security agreement (the “Loan Agreement”) with Pure Gas Partners II, L.P. (“Pure Gas”), pursuant to which Pure Gas agreed to loan to the Company $250,000 with interest payable thereon at a rate of 5% per annum. The Company has agreed to make monthly installments of accrued interest beginning on November 1, 2010 and on the first day of each successive month thereafter, with a final payment of all remaining amounts payable under the Loan Agreement on account of principal and interest due on March 31, 2011 (the “Due Date”). The Company has the right to prepay all amounts due on account of principal at any time prior to the Due Date. As collateral for all amount payable under the Loan Agreement, the Company granted to Pure Gas a security interest in all of the Company’s assets.

The Company has executed a letter of intent to enter into a business combination transaction with Pure Gas (the “Business Combination”), whereby the Company is expected to acquire all of Pure Gas’ oil and gas properties located in Eddy, Lea and Chaves Counties, New Mexico. The Business Combination is expected to result in a change in control of the Company, with the current stakeholders of Pure Gas owning approximately 80% of the combined entity. Completion of the Business Combination is subject to the execution of final binding documentation and the approval of Pure Gas’ stakeholders. If the Business Combination is not completed on or before January 1, 2011, or such other date agreed to by Doral and Pure in writing, Pure Gas may declare Doral to be in default under the Loan Agreement and may deem the amounts payable under the Loan Agreement to be immediately due and payable.

The above description of the Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On September 1, 2010, Doral Energy Corp. (the “Company”) issued a convertible note (the “AFLP Note”) to the Angirekula Family Limited Partnership (“AFLP”) in the amount of $50,000. The AFLP Note is payable on March 1, 2011 or upon written demand by AFLP and accrues interest at a rate of twenty-one percent (21%) per annum. Under the terms of the AFLP Note, AFLP may at any time convert the outstanding principal of the AFLP Note into fully-paid non-assessable shares of the Company’s common stock at a 50% discount to the average fair market value of the Company’s common stock for the five consecutive trading days prior to the date the conversion right is exercised but not to exceed 135% of the low bid price of the Company’s common stock on September 1, 2010. In the event of a reverse stock split, the ceiling price will not be adjusted. The ALFP Note was issued pursuant to Rule 506 of Regulation D of the Securities of Act 1933, as amended (The “Securities Act”). ALFP represented that it was an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Act.

The above description of the Secured Convertible Promissory Note does not purport to be complete, and is qualified in its entirety by reference to the full text of the Secured Convertible Promissory Note, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

On September 16, 2010, the Company issued 2,000,000 shares to each of War Chest Multi-Strategy Fund, LLC (“War Chest”) and Barclay Lyons, LLC (“Barclay”) in settlement of indebtedness of $25,000 owed to each of War Chest and Barclay. The shares were issued pursuant to the provisions of Rule 506 of Regulation D of the Securities Act on the basis that Barclay and War Chest are “Accredited Investors” as that term is defined in Rule 501 of Regulation D.

Effective September 27, 2010, the Company issued an aggregate of 9,600,000 shares of its common stock to C.K. Cooper & Company, Inc. (“CK Cooper”) and certain nominees of CK Cooper. The shares were issued to CK Cooper in consideration for CK Cooper’s agreement to provide financial advisory services to the Company. The sale of shares to CK Cooper and its nominees was made pursuant to the exemptions from registration provided by Rule 506 of the Securities Act. Each of CK Cooper and CK Cooper’s nominees represented and warranted to the Company that they were “Accredited Investors” as that term is defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Debt Settlement Agreement dated September 16, 2010 between the Company and War Chest Multi-Strategy,.

10.2	Debt Settlement Agreement dated September 16, 2010 between the Company and Barclay Lyons, LLC

10.3	Loan Agreement dated September 28, 2010 between the Company with Pure Gas Partners II, L.P.

10.4	Secured Convertible Promissory Note dated September 1, 2010 between the Company and Angirekula Family Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: September 30, 2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chief Executive Officer